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                                     AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                               ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE  PORTFOLIOS,  INC., a Maryland  corporation  whose principal  Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby  certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation has (i)
eliminated  VP Equity Index Fund and (ii)  increased in some cases and decreased in some cases the number of shares of capital  stock of certain  series  that the  Corporation  has  authority  to issue in  accordance  with  Section
2-105(c) of the Maryland General Corporation Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the  Corporation had the authority to issue Three Billion
(3,000,000,000)  shares of capital stock.  Following the  Reallocation,  the Corporation has the authority to issue
Three Billion (3,000,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before the  Reallocation  was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the
Corporation  was  authorized  to issue  was  Thirty  Million  Dollars  ($30,000,000).  After  giving  effect to the
Reallocation,  the  aggregate  par value of all  shares of stock that the  Corporation  is  authorized  to issue is
Thirty Million Dollars ($30,000,000).

         SIXTH:  Immediately  prior to the  Reallocation,  the twelve (12) Series of stock of the  Corporation  and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  850,000,000                      $8,500,000
VP International Fund                                          450,000,000                      $4,500,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Equity Index Fund                                           100,000,000                      $1,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  200,000,000                      $2,000,000
VP Vista Fund                                                  100,000,000                      $1,000,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    300,000,000                      $3,000,000

         SEVENTH:  Immediately  prior to the  Reallocation,  the number of shares and  aggregate  par value of each allocated among the Classes of shares is as follows:


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Value Fund                                         I                         650,000,000            $6,500,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000
                                                      IV                         50,000,000               500,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000

VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Equity Index Fund                                  I                         100,000,000             1,000,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Vista Fund                                         I                          50,000,000               500,000
                                                      II                         50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

VP Large Company Value Fund                           I                         200,000,000             2,000,000
                                                      II                        100,000,000             1,000,000

         EIGHTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the  Corporation  has
allocated Three Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized capital stock of the  Corporation.  As a result of the action taken by the Board of Directors  referenced in Article SECOND of these Articles  Supplementary,  the eleven (11) Series of stock of the  Corporation and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  900,000,000                      $9,000,000
VP International Fund                                          450,000,000                      $4,500,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  300,000,000                      $3,000,000
VP Vista Fund                                                  100,000,000                      $1,000,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    250,000,000                      $2,500,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors  by Article  FIFTH and Article
SEVENTH of the  Articles of  Incorporation,  the Board of  Directors of the  Corporation  (a) has duly  established classes  of  shares  (each  hereinafter  referred  to as a  "Class")  for the  Series of the  capital  stock of the
Corporation  and (b) has  allocated the shares  designated to the Series in Article  EIGHTH above among the Classes of shares.  As a result of the action  taken by the Board of  Directors,  the  Classes of shares of the eleven (11)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Value Fund                                         I                         650,000,000            $6,500,000
                                                      II                        200,000,000             2,000,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000
                                                      IV                         50,000,000               500,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value


VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                        150,000,000             1,500,000
                                                      III                        50,000,000               500,000

VP Vista Fund                                         I                          50,000,000               500,000
                                                      II                         50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

VP Large Company Value Fund                           I                         150,000,000             1,500,000
                                                      II                        100,000,000             1,000,000


         TENTH:  Except as otherwise  provided by the express provisions of these Articles  Supplementary,  nothing herein shall limit,  by inference or  otherwise,  the  discretionary  right of the Board of Directors to serialize, classify or reclassify  and issue any unissued  shares of any Series or Class or any unissued  shares that have not been  allocated to a Series or Class,  and to fix or alter all terms  thereof,  to the full extent  provided by the
Articles of Incorporation of the Corporation.

         ELEVENTH:  A description of the series and classes of shares,  including the  preferences,  conversion and other rights, voting powers, restrictions,  limitations as to dividends,  qualifications,  and terms and conditions for  redemption  is set forth in the  Articles  of  Incorporation  of the  Corporation  and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH:  The Board of Directors of the  Corporation  duly adopted  resolutions  dividing  into Series and
Classes  the  authorized  capital  stock of the  Corporation  and  allocating  shares to each as set forth in these
Articles Supplementary.



         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of
September, 2006.

                                                     AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.



/s/ Otis H. Cowan                           /s/ David H. Reinmiller_
Name:  Otis H. Cowan                               Name:   David H. Reinmiller
Title:   Assistant Secretary                               Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY  VARIABLE  PORTFOLIOS,  INC., who executed on behalf of said Corporation the foregoing  Articles  Supplementary  to the Charter,  of which this certificate is made a part, hereby  acknowledges,  in the name of and on behalf of said Corporation,  the foregoing  Articles  Supplementary to the  Charter  to be the  corporate  act of  said  Corporation,  and  further  certifies  that,  to the  best of his knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material respects under the penalties of perjury.



Dated:  September 12, 2006                              /s/ David H. Reinmiller_
                                                            David H. Reinmiller, Vice President
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